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                                EXHIBIT 10.6.3.2

                                       For Bank Use Only         Reviewed by____

                                       Due DECEMBER 15, 2003
                                           -----------------

                                       Customer # 1105510939     Loan #   83

                      AMENDMENT TO LOAN AGREEMENT AND NOTE

         This amendment the "Amendment", dated as of the date specified below, is by and between the borrower (the "Borrower") and the bank (the "Bank") identified below.

                                    RECITALS

         A. The Borrower and the Bank have executed a Loan Agreement (the "Agreement") dated MARCH 23, 2000 and the Borrower has executed a Note (the " Note "), dated MARCH 23, 2000, either or both which may have been amended from time to time, and the Borrower (and if applicable, certain third parties) have executed the collateral documents which may or may not be identified in the Agreement and certain other related documents (collectively the "Loan Documents"), setting forth the terms and conditions upon which the Borrower may obtain loans from the Bank from time to time in the original amount of $5,500,000.00, as may be amended from time to time.

         B. The Borrower has requested that the Bank permit certain modifications to the Agreement and Note as described below.

         C. The Bank has agreed to such modifications, but only upon the terms and conditions outlined in this Amendment.

                               TERMS OF AGREEMENT

         In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Borrower and the Bank agree as follows:

         [X] Extension of Maturity Date. If checked here, any references in the Agreement or Note to the maturity date or date of final payment are hereby deleted and replaced with DECEMBER 15, 2003.

         [X] Change in Maximum Loan Amount. If checked here, all references in the Agreement and in the Note (whether or not numerically) as the maximum loan amount are hereby deleted and replaced with "$ SEE ADDENDUM", which evidences an additional $ SEE ADDENDUM available to be advanced subject to the terms and conditions of the Agreement and Note.

         [ ] Change in Multiple Advance Termination Date. If checked here, all references in the Agreement and in the Note to the termination date for multiple advances are hereby deleted and replaced with " N/A ".

         Change in Financial Covenant(s).

         (i) ___ If checked here, all references to "$____________" in the Agreement as the minimum Net Working Capital amount are hereby deleted and replaced with "$______________" for the period beginning _________and thereafter.
         (ii) ___ If checked here, all references to "$___________" in the Agreement as the minimum Tangible Net Worth amount are hereby deleted and replaced with "$__________"for the period beginning __________ and thereafter.
         (iii) ___ If checked here, all references to "___________" in the Agreement as the maximum Debt to Worth Ratio are hereby deleted and replaced with "____________" for the period beginning ____________and thereafter.
         (iv) ___ If checked here, all references to "_________" in the Agreement as the minimum Current Ratio are hereby deleted and replaced with "____________" for the period beginning _____________and thereafter.
         (v) ___ If checked here, all references to "$_____________" in the Agreement as the maximum Capital Expenditures amount are hereby deleted and replaced with "$__________" for the period beginning _____________ and thereafter.
         (vi) ___ If checked here, all references to "_______" in the Agreement as the minimum Cash Flow Coverage Ratio are hereby deleted and replaced with "______________" for the period beginning ___________ and thereafter.
         (vii) ___ If checked here, all references to "$____________" in Agreement as the maximum Officers, Directors, Partners, and Management Salaries and Other Compensation amount are hereby deleted and replaced with "$__________" for the period beginning _______________ and thereafter.
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         [ ] Change in Payment Schedule. If checked here, effective upon the date of this Amendment, any payment terms are amended as follows:
         [X] Change in Interest Rate. If checked here, effective upon the date of this Amendment, interest payable under the Note is amended as follows:

The unpaid principal balance will bear interest at an annual rate equal to 0.500% plus the prime rate announced by the Bank.

The interest rate hereunder will be adjusted each time that the prime rate changes.

         [ ] Change in Late Payment Fee. If checked here, subject to applicable law, if any payment is not made on or before its due date, the Bank may collect a delinquency charge of____% of the unpaid amount. Collection of the late payment fee shall not be deemed to be a waiver of the Bank's right to declare a default hereunder.

         Default Interest Rate. Notwithstanding any provision of this Note to the contrary, upon any default or at any time during the continuation thereof (including failure to pay upon maturity), the Bank may, at its option and subject to applicable law, increase the interest rate on this Note to a rate of 5% per annum plus the interest rate otherwise payable hereunder. Notwithstanding the foregoing and subject to applicable law, upon the occurrence of a default by the Borrower or any guarantor involving bankruptcy, insolvency, receivership proceedings or an assignment for the benefit of creditors, the interest rate on this Note shall automatically increase to a rate of 5% per annum plus the rate otherwise payable hereunder.

         Effectiveness of Prior Documents. Except as specifically amended hereby, the Agreement, the Note and the other Loan Documents shall remain in full force and effect in accordance with their respective terms. All warranties and representations contained in the Agreement and the other Loan Documents are hereby reconfirmed as of the date hereof. All collateral previously provided to secure the Agreement and/or Note continues as security, and all guaranties guaranteeing obligations under the Loan Documents remain in full force and effect. This is an amendment, not a novation.

         Preconditions to Effectiveness. This Amendment shall only become effective upon execution by the Borrower and the Bank, and approval by any other third party required by the Bank.

         No Waiver of Defaults; Warranties. This Amendment shall not be construed as or be deemed to be a waiver by the Bank of existing defaults by the Borrower, whether known or undiscovered. All agreements, representations and warranties made herein shall survive the execution of this Amendment.

         Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be considered an original, but when taken together shall constitute one document.

         Authorization. The Borrower represents and warrants that the execution, delivery and performance of this Amendment and the documents referenced herein are within the authority of the Borrower and have been duly authorized by all necessary action.

         Attachments. All documents attached hereto, including any appendices, schedules, riders, and exhibits to this Amendment, are hereby expressly incorporated herein by reference.

Dated as of  DECEMBER 15, 2002
                                           HI-SHEAR TECHNOLOGY, CORP.
(Individual Borrower)                      Borrower Name (Organization)
_______________________________(SEAL)      a DELAWARE CORPORATION
                                           ----------------------------

Borrower Name __________N/A______          By: /S/ GEORGE W. TRAHAN
                                               ---------------------
                                           Name and Title:  GEORGE TRAHAN,
                                                            PRESIDENT/CEO
_______________________________(SEAL)      By:  /S/ GREGORY J. SMITH
                                               ---------------------
                                           Name and Title:  GREGORY SMITH,
                                                            V.P. FINANCE/CFO

Borrower Name ________N/A_________

Agreed to:
   U.S. BANK N.A.
   --------------
By: /S/ DEBRA J. SANDFORD
    ---------------------
Name and Title: DEBRA J. SANDFORD
        SENIOR VICE PRESIDENT
        ---------------------

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ADDENDUM TO AMENDMENT TO LOAN AGREEMENT AND NOTE

This Addendum is made part of the Amendment to Loan Agreement and Note (the "Amendment") made and entered into by and between the undersigned borrower (the "Borrower") and the undersigned bank (the "Bank") as of the date identified below. The following provisions are hereby added to the Agreement, (or to the extent such provisions already exist, are hereby modified) as follows

Change in Maximum Loan Amount (continued):

Effective immediately, the maximum loan amount which may be borrowed from time to time under the Note is hereby reduced from $4,300,000.00 to $2,700,000.00. Effective as of January 31, 2003, the maximum loan amount which may be borrowed from time to time under the Note shall be further reduced from $2,700,000.00 to $2,500,000.00. On any date that the outstanding principal balance of the Note exceeds the available loan amount, the Borrower shall make a principal payment to reduce the outstanding principal balance to the available loan amount. The available loan amount is an amount equal to the lesser of (a) the maximum loan amount or (b) any applicable borrowing base amount.

Deletion of Sections Titled "Line of Credit Advances" and "Restriction of Advances". The sections of the Agreement titled "Line of Credit Advances" and "Restriction of Advances" are hereby deleted.



Dated as of:   DECEMBER 15, 2002
               -----------------

Borrower:      Hi-Shear Technology Corporation
               A Delaware corporation

By:            /S/ GEORGE W. TRAHAN           By:  /S/ GREGORY J. SMITH
               ---------------------               --------------------
               George Trahan, President/CEO        Gregory Smith, VP Finance/CFO


Bank:          U.S. Bank N.A.

By:            /S/ DEBRA J. SANDFORD
               ----------------------
               Debra J. Sandford, Senior Vice President